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                                                                   EXHIBIT 23(a)

                          INDEPENDENT AUDITORS' CONSENT

To Board of Directors
Hawaiian Electric Industries, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Hawaiian Electric Industries, Inc., Hawaiian Electric Industries Capital Trust II, and Hawaiian Electric Industries Capital Trust III registering Senior Debt Securities, Senior Subordinated Debt Securities, Junior Subordinated Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units, Trust Preferred Securities, and Hawaiian Electric Industries, Inc. Guarantees with respect to Trust Preferred Securities, of our report dated February 11, 2004, relating to the consolidated balance sheets of Hawaiian Electric Industries, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report is included in the Current Report on Form 8-K of Hawaiian Electric Industries, Inc. dated February 26, 2004. We also consent to the incorporation by reference of our report dated January 20, 2003, relating to the consolidated balance sheets of Hawaiian Electric Industries, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report is incorporated by reference in the 2002 annual report on Form 10-K of Hawaiian Electric Industries, Inc. We also consent to the incorporation by reference of our report dated January 20, 2003, relating to the financial statement schedules of Hawaiian Electric Industries, Inc. in the aforementioned 2002 annual report on Form 10-K, which report is included in said Form 10-K and to the reference to our firm under the heading "Experts" in the prospectus.

Our reports refer to a change in the method of accounting for goodwill and other intangible assets and for stock-based compensation.

/s/ KPMG LLP

Honolulu, Hawaii
February 26, 2004